PRUDENTIAL TAX-FREE MONEY FUND, INC.
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





                                          August 26,
2005



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


      Re:	Prudential Tax-Free Money Fund, Inc.
            File No. 811-2927


Ladies and Gentlemen:

      Enclosed please find the Semi-Annual Report on Form N-
SAR for the above referenced Fund, for the six-month period ended June 30, 2005. The enclosed is being filed electronically via the EDGAR System.



                                          Yours truly,


                        			/s/ Jonathan
D. Shain
                                          Jonathan D.
Shain
                                          Secretary

Enclosure




      This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of August 2005.



	Prudential Tax-Free Money Fund, Inc.


Witness: /s /Floyd L. Hoelscher				By:
/s/ Jonathan D. Shain
Floyd L. Hoelscher
	Jonathan D. Shain

	Secretary





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